                              PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES


                                                                       Nine Months Ended
                                                                         September 30,              For the Year Ended December 31,
                                                                --------------------------------    -------------------------------
                                                                     2001              2000              2000             1999
                                                                --------------    --------------    --------------   --------------
                                                                              (Amounts in thousands, except ratios)
Net income                                                      $     240,012     $   222,516       $   297,088      $   287,885
   Add: Minority interest in income.......................             35,370          26,565            38,356           16,006
   Less: Minority interests in income which do not have fixed
     charges..............................................             (7,820)         (8,017)          (10,549)         (13,362)
                                                                --------------    --------------    --------------   --------------
Income from continuing operations.........................            267,562         241,064           324,895          290,529
   Interest expense.......................................              3,023           3,293             3,293            7,971
                                                                --------------    --------------    --------------   --------------
Total Earnings Available to Cover Fixed Charges...........      $     270,585     $   244,357       $   328,188      $   298,500
                                                                ==============    ==============    ==============   ==============

Total Fixed Charges - Interest expense (including capitalized
   interest)..............................................      $       9,286     $    10,121       $    13,071      $    12,480
                                                                ==============    ==============    ==============   ==============
Preferred Stock dividends.................................      $      85,508     $    75,110       $   100,138      $    94,793
Preferred OP unit distributions...........................             24,830          16,354            24,859                -
                                                                --------------    --------------    --------------   --------------
Total Preferred Distributions.............................      $     110,338     $    91,464       $   124,997      $    94,793
                                                                ==============    ==============    ==============   ==============
Total Combined Fixed Charges and Preferred
   distributions..........................................      $     119,624     $   101,585       $   138,068      $   107,273
                                                                ==============    ==============    ==============   ==============
Ratio of Earnings to Fixed Charges........................              29.14x          24.14x            25.11x           23.92x
                                                                ==============    ==============    ==============   ==============
Ratio of Earnings to Combined Fixed Charges and Preferred
   distributions..........................................               2.26x           2.41x             2.38x            2.78x
                                                                ==============    ==============    ==============   ==============


                                                                              For the Year Ended December 31,
                                                                 --------------------------------------------------
                                                                        1998             1997             1996
                                                                   --------------   --------------   --------------
                                                                         (Amounts in thousands, except ratios)
Net income                                                         $   227,019      $   178,649      $   153,549
   Add: Minority interest in income.......................              20,290           11,684            9,363
   Less: Minority interests in income which do not have fixed
     charges..............................................             (15,853)         (10,375)          (8,273)
                                                                   --------------   --------------   --------------
Income from continuing operations.........................             231,456          179,958          154,639
   Interest expense.......................................               4,507            6,792            8,482
                                                                   --------------   --------------   --------------
Total Earnings Available to Cover Fixed Charges...........         $   235,963      $   186,750      $   163,121
                                                                   ==============   ==============   ==============

Total Fixed Charges - Interest expense (including capitalized
   interest)..............................................         $     7,988      $     9,220      $    10,343
                                                                   ==============   ==============   ==============
Preferred Stock dividends.................................         $    78,375      $    88,393      $    68,599
Preferred OP unit distributions...........................                   -                -                -
                                                                   --------------   --------------   --------------
Total Preferred Distributions.............................         $    78,375      $    88,393      $    68,599
                                                                   ==============   ==============   ==============
Total Combined Fixed Charges and Preferred
   distributions..........................................         $    86,363      $    97,613      $    78,942
                                                                   ==============   ==============   ==============
Ratio of Earnings to Fixed Charges........................               29.54x           20.25x           15.77x
                                                                   ==============   ==============   ==============
Ratio of Earnings to Combined Fixed Charges and Preferred
   distributions..........................................                2.73x            1.91x            2.07x
                                                                   ==============   ==============   ==============

                                   Exhibit 12

                              PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES


                                                                           Nine Months Ended
                                                                             September 30,           For the Year Ended December 31,
                                                                     -----------------------------   -------------------------------
                                                                          2001            2000           2000           1999
                                                                     ------------     ------------   ------------    ------------

Supplemental disclosure of Ratio of Earnings before Interest, Taxes,
Depreciation and Amortization ("EBITDA") to fixed charges:

EBITDA.........................................................      $   374,083      $   342,534    $  456,956      $  433,877
Add back preferred minority OP unit distributions..............           24,830           16,354        24,859               -
Interest expense...............................................            3,023            3,293         3,293           7,971
                                                                     ------------     ------------   ------------    ------------

Adjusted EBITDA available to cover fixed charges...............      $   401,936      $   362,181    $  485,108      $  441,848
                                                                     ============     ============   ============    ============

Total Fixed Charges - Interest expense (including capitalized
    interest)..................................................      $     9,286      $    10,121     $  13,071       $  12,480
                                                                     ============     ============   ============    ============
Preferred Stock dividends......................................      $    85,508      $    75,110    $  100,138      $   94,793
Preferred OP unit distributions................................           24,830           16,354        24,859               -
                                                                     ------------     ------------   ------------    ------------
Total Preferred Distributions..................................      $   110,338      $    91,464    $  124,997      $   94,793
                                                                     ============     ============   ============    ============
Total Combined Fixed Charges and Preferred Distributions.......      $   119,624      $   101,585    $  138,068      $  107,273
                                                                     ============     ============   ============    ============
Ratio of EBITDA to Fixed Charges...............................           43.28x          35.79x         37.11x          35.40x
                                                                     ============     ============   ============    ============
Ratio of EBITDA to Combined Fixed Charges and Preferred
    Distributions..............................................            3.36x           3.57x          3.51x           4.12x
                                                                     ============     ============   ============    ============


                                                                                For the Year Ended December 31,
                                                                        --------------------------------------------
                                                                            1998            1997            1996
                                                                        ------------    ------------    ------------

Supplemental disclosure of Ratio of Earnings before Interest, Taxes,
Depreciation and Amortization ("EBITDA") to fixed charges:

EBITDA.........................................................         $  340,680      $  273,628      $  224,508
Add back preferred minority OP unit distributions..............                  -               -               -
Interest expense...............................................              4,507           6,792           8,482
                                                                        ------------    ------------    ------------

Adjusted EBITDA available to cover fixed charges...............         $  345,187      $  280,420      $  232,990
                                                                        ============    ============    ============

Total Fixed Charges - Interest expense (including capitalized
    interest)..................................................         $    7,988      $    9,220      $   10,343
                                                                        ============    ============    ============
Preferred Stock dividends......................................         $   78,375      $   88,393      $   68,599
Preferred OP unit distributions................................                  -               -               -
                                                                        ------------    ------------    ------------
Total Preferred Distributions..................................         $   78,375      $   88,393      $   68,599
                                                                        ============    ============    ============
Total Combined Fixed Charges and Preferred Distributions.......         $   86,363      $   97,613      $   78,942
                                                                        ============    ============    ============
Ratio of EBITDA to Fixed Charges...............................             43.21x          30.41x          22.53x
                                                                        ============    ============    ============
Ratio of EBITDA to Combined Fixed Charges and Preferred
    Distributions..............................................              4.00x           2.87x           2.95x
                                                                        ============    ============    ============

                                   Exhibit 12